UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  August 27, 2009

(Date of Earliest Event Reported)

Clarient, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

31 Columbia, Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(949) 425-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 27, 2009, Clarient, Inc. (the “Company”) entered into an underwriting agreement, attached hereto as Exhibit 1.1 (the “Agreement”), with Stephens, Inc., as the representative of several underwriters (the “Underwriters”), Safeguard Delaware, Inc. (“SDI”) and Safeguard Scientifics (Delaware), Inc. (“SSDI”), pursuant to which the Underwriters have agreed to purchase an aggregate of Sixteen Million (16,000,000) shares of common stock of the Company (“Common Stock”) from SDI and SSDI.  In addition, SDI granted to the Underwriters the option to purchase all or any part of an aggregate of Two Million Four Hundred Thousand (2,400,000) additional shares of Common Stock for the sole purpose of covering over-allotments in connection with the sale of the Common Stock (such shares, together with the Common Stock, to be referred to as the “Shares”).

In addition, simultaneously with entering into the Agreement, the Company entered into a lock-up agreement, attached hereto as Exhibit 1.2, with the Underwriters, pursuant to which the Company agreed not to issue, offer, pledge, register or sell, directly or indirectly (subject to limited exceptions) any shares of its common stock (or securities convertible into common stock), or agree to do any of the foregoing, for a period of 90 days from the date of the final prospectus supplement relating to the offering of the Shares by Safeguard, unless the representative of the Underwriters otherwise consents.  The final prospectus supplement relating to the offer and sale of the Shares was filed on August 27, 2009 and this lock-up period will expire on November 24, 2009.

The Company has agreed to pay certain costs, expenses and fees incident to the performance of the obligations of the Company under the Agreement as required under the Amended and Restated Registration Rights Agreement, dated as of February 27, 2009, by and among the Company, SDI, Safeguard Scientifics, Inc., and SSDI.

The Company will not receive any proceeds from the sale of the Shares.

The Shares will be sold pursuant to a prospectus supplement filed with the Securities and Exchange Commission on August 27, 2009 in connection with the Registration Statement on Form S-3 (File No. 333-160136), which became effective on August 20, 2009.  A copy of the opinion of Stradling Yocca Carlson & Rauth relating to the legality of the sale of the Shares is attached as Exhibit 5.1 hereto.

The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, Exhibit 1.1 attached hereto, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                       Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of August 27, 2009, by and among Clarient, Inc., Safeguard Delaware, Inc., Safeguard Scientifics (Delaware), Inc. and Stephens, Inc., as the representative of several underwriters.

1.2	Lock-Up Agreement, dated as of August 27, 2009, between Clarient, Inc. and Stephens Inc., as the representative of several underwriters.
5.1	Opinion of Stradling Yocca Carlson & Rauth.
23.1	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: August 27, 2009	By:	/s/ Raymond J. Land
	Name:	Raymond J. Land
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of August 27, 2009, by and among Clarient, Inc., Safeguard Delaware, Inc., Safeguard Scientifics (Delaware), Inc. and Stephens, Inc., as the representative of several underwriters.

1.2	Lock-Up Agreement, dated as of August 27, 2009, between Clarient, Inc. and Stephens Inc., as the representative of several underwriters.

5.1	Opinion of Stradling Yocca Carlson & Rauth.

23.1	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1).